UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 19, 2021 (April 15, 2021)

PAE INCORPORATED
(Exact Name of Registrant Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-38643 (Commission File Number)	82-3173473 (I.R.S. Employer Identification No.)

7799 Leesburg Pike, Suite 300 North
Falls Church, Virginia	22043
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 717-6000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
Class A Common Stock, par value $0.0001 per share	PAE	The Nasdaq Stock Market
Warrants	PAEWW	The Nasdaq Stock Market
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company☐

 If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)    On April 19, 2021, PAE Incorporated (the “Company”) announced that the Board of Directors (the “Board”) of the Company appointed Mary M. Jackson and Delara Zarrabi to serve on the Board effective as of April 15, 2021. In connection with the election of Vice Admiral Jackson and Ms. Zarrabi, the Board unanimously voted to increase the size of the Board from five to seven members.

Admiral Jackson was elected as a Class I director, to hold office for a term that is scheduled to expire at the 2021 Annual Meeting of Stockholders and was appointed to serve on the Board’s Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee. Ms. Zarrabi was elected as a Class III director, to hold office for a term that is scheduled to expire at the 2023 Annual Meeting of Stockholders. Ms. Zarrabi will not serve on any committees of the Board.

As an independent non-employee director, Admiral Jackson will receive an annual cash retainer of $100,000 and an annual equity award with a grant date fair value of approximately $125,000; provided, however, Admiral Jackson’s annual cash retainer for 2021 will be pro-rated based on the date of her election, and she will receive a pro-rata restricted stock unit (“RSU”) award of 13,110 RSUs, with vesting of such RSUs to occur on March 15, 2022. Ms. Zarrabi will not receive any compensation for her Board service.

In connection with their election to the Board, Admiral Jackson and Ms. Zarrabi each entered into the Company’s standard form of indemnification agreement, a copy of which is filed as Exhibit 10.34 to the Company's Currrent Report on Form 8-K filed on February 14, 2020 (the "Prior 8-K"). The Company is not aware of any transaction or relationship involving either Admiral Jackson or Ms. Zarrabi requiring disclosure under Item 404(a) of Regulation S-K.

With respect to Ms. Zarrabi, under an Investor Rights Agreement, dated as of February 10, 2020 (the “Investor Rights Agreement”), by and between the Company and PE Shay Holdings, LLC (the “Platinum Stockholder”), the Platinum Stockholder has the right to nominate up to two directors to the Board (each such director a “Platinum Director”). Ms. Zarrabi will be considered the second Platinum Director under the Investor Rights Agreement. A description of the Investor Rights Agreement is set forth under Item 1.01 of the Prior 8-K, and such description is incorporated herein by reference and is qualified in its entirety by reference to the complete text of the Investor Rights Agreement, which is filed as Exhibit 10.3 to the Prior 8-K.

Item 7.01 Regulation FD Disclosure.

The press release issued by the Company on April 19, 2021 announcing the director appointments is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information contained in Items 7.01 and 9.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

See the Exhibit Index below, which is incorporated by reference herein.

EXHIBIT INDEX

Exhibit No.	Exhibit Name
99.1	Press Release dated April 19, 2021
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAE INCORPORATED

Date: April 19, 2021	By:	/s/ Paul W. Cobb, Jr.
Paul W. Cobb, Jr.
Executive Vice President, General Counsel and Secretary